UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Zentalis Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Zentalis Pharmaceuticals, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 8, 2022
12:00 p.m. (Eastern time)
ZENTALIS PHARMACEUTICALS, INC.
1359 BROADWAY, SUITE 1710
NEW YORK, NEW YORK 10018

April 28, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Zentalis Pharmaceuticals, Inc. at 12:00 p.m. Eastern time, on Wednesday, June 8, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support to drive Zentalis' science forward for cancer patients.
Sincerely,
Anthony Y. Sun, M.D.
President, Chief Executive Officer and Chairman

Table of Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT	1
Proposals	1
Recommendations of the Board	2
Information About This Proxy Statement	2

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	2

PROPOSALS TO BE VOTED ON	7
Proposal 1: Election of Directors	7
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	11

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	12

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	13

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-On-Pay Vote”)	13
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Say-On-Pay Votes	14

EXECUTIVE OFFICERS	15

CORPORATE GOVERNANCE	16
General	16
Board Composition	16
Director Independence	16
Director Candidates	16
Communications from Stockholders	17
Board Leadership Structure and Role in Risk Oversight	17
Code of Ethics	18
Anti-Hedging Policy	18
Attendance by Members of the Board of Directors at Meetings	18

COMMITTEES OF THE BOARD	18
Audit Committee	19
Compensation Committee	19
Nominating and Corporate Governance Committee	20

EXECUTIVE AND DIRECTOR COMPENSATION DISCUSSION AND ANALYSIS	21
2021 Business Highlights	21
Overview of 2021 Executive Compensation	22
Our Executive Compensation Practices	23
Compensation Philosophy and Objectives	24
Compensation Determination Process	24

Executive Compensation Components	26
2021 Corporate Performance Goals	27
Prohibition on Certain Transactions in Zentalis Securities	29
Tax and Accounting Considerations	30
Risk Assessment of Compensation Program	30
REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	30
COMPENSATION TABLES	31
2021 Summary Compensation Table	31
2021 Grants of Plan-Based Awards	32
Employment Agreements with our Named Executive Officers	33
Outstanding Equity Awards at Fiscal Year-End	35
Option Exercises and Stock Vested	37
Potential Payments Upon Termination or Change in Control	38
DIRECTOR COMPENSATION	41
2021 Director Compensation Table	41
Non-Employee Director Compensation Program	41
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	48

OTHER MATTERS	49
Stockholders’ Proposals	50
Other Matters at the Annual Meeting	50
Solicitation of Proxies	50
Zentalis’ Annual Report on Form 10-K	50

ZENTALIS PHARMACEUTICALS, INC.
1359 Broadway, Suite 1710
New York, New York 10018

Notice of Annual Meeting of Stockholders
To Be Held WEDNESDAY, June 8, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of Zentalis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at 12:00 p.m. Eastern time on Wednesday, June 8, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZNTL2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
• To elect Cam S. Gallagher and Karan S. Takhar as Class II Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly-elected and qualified;
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
• To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“Say-on-Pay Vote”);
• To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes; and
• To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 11, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Alexis M. Pinto, Chief Legal Officer and Secretary, at apinto@zentalis.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
Alexis M. Pinto
Chief Legal Officer and Secretary
New York, New York
April 28, 2022

ZENTALIS PHARMACEUTICALS, INC.
1359 Broadway, Suite 1710
New York, New York 10018

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Zentalis Pharmaceuticals, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 8, 2022 (the “Annual Meeting”), at 12:00 p.m. Eastern time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZNTL2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.001 par value per share, as of the close of business on April 11, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. As of the Record Date, there were 45,675,752 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 28, 2022 to our stockholders on the Record Date.
In this proxy statement, “Zentalis”, “Company”, “we”, “us”, and “our” refer to Zentalis Pharmaceuticals, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 8, 2022
This Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:

• To elect Cam S. Gallagher and Karan S. Takhar as Class II Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly-elected and qualified;
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
• To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“Say-on-Pay Vote”); and
• To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes (“Say-on-Frequency Vote”); and
• To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly-completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

• FOR the election of Cam S. Gallagher and Karan S. Takhar as Class II Directors; and
• FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
• FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
• ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Zentalis’ Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Zentalis is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 28, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 11, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 45,675,752 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, Zentalis has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are a Zentalis stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ZNTL2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 12:00 p.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:55 a.m., Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:

• by Internet-You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
• by Telephone-You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
• by Mail-You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
• Electronically at the Meeting-If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 7, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
• by submitting a duly-executed proxy bearing a later date;
• by granting a subsequent proxy through the Internet or telephone;
• by giving written notice of revocation to the Secretary of Zentalis prior to or at the Annual Meeting; or
• by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting

www.virtualshareholdermeeting.com/ZNTL2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/ZNTL2022.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
• irrelevant to the business of the Company or to the business of the Annual Meeting;
• related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
• related to any pending, threatened or ongoing litigation;
• related to personal grievances;
• derogatory references to individuals or that are otherwise in bad taste;
• substantially repetitious of questions already made by another stockholder;
• in excess of the two question limit;
• in furtherance of the stockholder’s personal or business interests; or
• out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors, and abstentions have no effect on the other proposals.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, approval on an advisory (non-binding) basis of the compensation of our named executive officers and approval on an advisory (non-binding) basis of the frequency of future advisory votes on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have six (6) directors on our Board, including two (2) Class II Directors. Our current Class II Directors are Cam S. Gallagher and Karan S. Takhar, who have served on our Board since December 2014 and December 2017, respectively.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class II, whose term currently expires at the 2022 Annual Meeting of Stockholders and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class III, whose term will expire at the 2023 Annual Meeting of Stockholders and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class I, whose term will expire at the 2024 Annual Meeting of Stockholders and whose subsequent term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Kimberly Blackwell, M.D. and Enoch Kariuki, Pharm.D.; the current Class II Directors are Cam S. Gallagher and Karan S. Takhar; and the current Class III Directors are David M. Johnson and Anthony Y. Sun, M.D.
Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, then the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class II Director of the person whose name and biography appears below. In the event that either of Mr. Gallagher or Mr. Takhar should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that either of Mr. Gallagher or Mr. Takhar will be unable to serve if elected. Each of Mr. Gallagher and Mr. Takhar has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class II Director nominees.
Nominees For Class II Director (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Zentalis
Cam S. Gallagher	52	2014	Director
Karan S. Takhar	31	2017	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the 2022 Annual Meeting are as follows:
Cam S. Gallagher

Cam S. Gallagher has served as a member of our Board of Directors since December 2014. Mr. Gallagher currently serves as the Chief Business Officer at Immusoft Corporation, a preclinical gene therapy company, a position he has held since April 2018. He currently serves on the board of directors for Ocuphire, as Chairman, and Helios K.K, Ray Therapeutics and SelectION. He was previously a board member of VelosBio, a clinical stage, oncology biopharmaceutical company, until its acquisition by Merck in December 2020. From 2016 to 2019, Mr. Gallagher served as the Head of Corporate Development and as a board member at Oncternal Therapeutics, Inc., a clinical stage, oncology biopharmaceutical company and, from 2014 to 2016, he served as a board member and Chief Business Officer at Retrosense Therapeutics, LLC, a gene therapy company, until its acquisition by Allergan. From September 2012 to August 2014, Mr. Gallagher served on the board of directors of Sorrento Therapeutics, Inc., a clinical stage biopharmaceutical company developing therapies to treat malignant cancers. Mr. Gallagher received an M.B.A. from the University of San Diego and a B.S. in Business Administration from Ohio University. We believe Mr. Gallagher’s deep operational and transactional experience and expertise in the life sciences industry qualifies him to serve on our Board of Directors.
Karan S. Takhar
Karan S. Takhar has served as a member of our Board of Directors since December 2017. Since 2013, Mr. Takhar has served in a variety of positions, most recently as Managing Director and head of Life Sciences investing at Matrix Capital Management Company, L.P., an investment fund focused on technology and life sciences. Mr. Takhar currently serves on the board of directors of Aura Biosciences, Inc., as well as on the boards of numerous private companies, including Bardavon Health Innovations, Encoded Therapeutics Inc., ElevateBio LLC, Palleon Pharmaceuticals and Kalyra Pharmaceuticals, Inc. Mr. Takhar received a B.S. in Economics and Mathematics from the Massachusetts Institute of Technology. We believe Mr. Takhar’s broad operational and transactional experience as an investor in the life sciences industry qualifies him to serve on our Board of Directors.

Continuing members of the Board of Directors:
Class III Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Zentalis
David M. Johnson	57	2020	Lead Director
Anthony Y. Sun, M.D.	50	2014	President, Chief Executive Officer and Chairman of the Board
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
David M. Johnson
David M. Johnson has served as a member of our Board of Directors since January 2020 and as our Lead Director since April 2020. Mr. Johnson has over 25 years of experience in biopharmaceutical oncology drug development and has made significant contributions to drugs ultimately garnering NDA/sNDA approval. He currently serves as the Chief Executive Officer of SolveTx, a venture-backed start-up focused on developing next-generation mAb-based oncology therapeutics, a position he has held since December 2021. Prior to SolveTx, Mr. Johnson served as the Chief Executive Officer of VelosBio, a clinical stage, oncology biopharmaceutical company, from December 2017 until its acquisition by Merck in 2020. Prior to VelosBio, Mr. Johnson served as Chief Executive Officer of Acerta Pharma from 2014 to 2016 until the execution of a strategic transaction with AstraZeneca. Mr. Johnson's early career experience spanned from preclinical development to all phases of clinical development through product launch. Mr. Johnson currently serves as chairman of the board of directors of Aura Biosciences, Inc., as well as on the board of Palleon Pharmaceuticals, a private biopharmaceutical company. He is a co-author on numerous publications and holds a bachelor’s degree from Indiana University. We believe Mr. Johnson’s extensive and diverse expertise in the life sciences industry, as an experienced executive of clinical stage companies, qualifies him to serve on our Board of Directors.
Anthony Y. Sun, M.D.
Anthony Y. Sun, M.D., has served as our President and Chief Executive Officer and Chairman of our Board of Directors since December 2014. Dr. Sun also currently serves as Chief Executive Officer and a member of the board of directors of Zentera, our joint venture in China and Kalyra Pharmaceuticals, Inc., or Kalyra, a small molecule drug discovery and development company. From 2002 to 2015, Dr. Sun served in a variety of positions, including at Perseus-Soros BioPharmaceutical Fund and, most recently, as partner at Aisling Capital, a private equity firm dedicated to investing in life sciences companies. Dr. Sun currently serves on the board of directors of Eyenovia, Inc., as well as on the boards of numerous private companies, including Immusoft Corporation, Alloy Therapeutics, Inc., and XRad Therapeutics, Inc. Dr. Sun received a B.S. in Electrical Engineering from Cornell University, an M.D. from Temple University School of Medicine and an M.B.A from The Wharton School at the University of Pennsylvania. Dr. Sun trained in internal medicine at the Hospital of the University of Pennsylvania and was board certified in Internal Medicine. We believe Dr. Sun’s extensive experience in the life sciences industry as an M.D., investor and executive and his deep understanding of our business, operations and strategy qualify him to serve on our Board of Directors.
Class I Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Zentalis
Kimberly Blackwell, M.D.	53	2020	Director
Enoch Kariuki, Pharm.D.	40	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Kimberly Blackwell, M.D.
Kimberly Blackwell, M.D., has served as a member of our Board of Directors since July 2020. Dr. Blackwell currently serves as the Chief Medical Officer of Tempus Labs, a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare, a position she has held since March 2020. From 2018 to 2020, Dr. Blackwell served as the Vice President of Early Stage Oncology and Immuno-oncology at Eli Lilly, where she led clinical teams advancing early phase therapeutics. From 2000 to 2018, Dr. Blackwell was a professor at Duke University where she oversaw the women’s cancer program. Dr. Blackwell received an M.D. from Mayo Clinic Medical School and a B.S. in Bioethics from Duke University. We believe Dr. Blackwell’s extensive experience in life sciences, including advancing oncology in academic and commercial institutions and in preclinical and clinical settings, qualifies her to serve on our Board of Directors.
Enoch Kariuki, Pharm.D.
Enoch Kariuki, Pharm.D., has served as a member of our Board of Directors since February 2021. Most recently, Dr. Kariuki served as Chief Executive Officer of Lengo Therapeutics, a developer of precision medicines targeting driver mutations in oncology, from June 2021 until its acquisition by Blueprint Medicines during the fourth quarter of 2021. Previously, Dr. Kariuki served as Chief Financial Officer of VelosBio, a clinical stage, oncology biopharmaceutical company, from July 2020 until its acquisition by Merck in December 2020. From June 2018 to February 2020, Dr. Kariuki served as SVP, Corporate Development at Synthorx, Inc., a publicly-traded clinical stage biotechnology company, which was acquired by Sanofi and, from 2014 to April 2018, Dr. Kariuki served as VP at H.I.G. Capital, a private equity and alternative assets investment firm. Dr. Kariuki currently serves as a member of the board of directors and audit chair at Imago Biosciences, Inc. Dr. Kariuki received an M.B.A. from the Tuck School of Business at Dartmouth College and a Pharm.D. from Texas Southern University. We believe Dr. Kariuki’s experience as a senior financial executive, with both large and small commercial and clinical stage companies, in the life sciences industry qualifies him to serve on our Board of Directors.
Board Diversity Matrix

Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of, and in partnership with, the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. The Audit Committee’s functions are more fully described in its charter, which is available on our website at ir.zentalis.com/corporate-governance/documents-charters.
Management has the primary responsibility for the preparation, presentation, and integrity of our financial statements and reporting processes, including our systems of internal controls.
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Company with the SEC.
Enoch Kariuki (Chairperson)
David M. Johnson
Karan S. Takhar

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2021	2020
Audit Fees	$1,210,000	$1,193,750
Audit-Related Fees	50,000	15,000
Tax Fees	-	-
All Other Fees	-	-

Total Fees	$1,260,000	$1,208,750

Audit Fees
Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements.
Audit-Related Fees
Audit-related fees were primarily incurred for accounting consultations.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”
We believe that our compensation programs and policies for the year ended December 31, 2021 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.
This vote is merely advisory and will not be binding upon us, our Board of Directors or the Compensation Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. Subject to the Board of Directors’ determination after considering the advisory vote on the frequency of future advisory votes on executive compensation (see Proposal 4), the next “say-on-pay” advisory vote following this one will occur at the 2023 annual meeting of stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Proposal 4: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
After careful consideration, the Board of Directors determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board of Directors determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.
Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
Vote Required

The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote of “ONE YEAR” regarding the non-binding frequency of future advisory votes on the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
Anthony Y. Sun, M.D. (1)	50	President, Chief Executive Officer and Director
Melissa B. Epperly (2)	44	Chief Financial Officer and Treasurer
Kevin D. Bunker, Ph.D. (3)	50	Chief Operating Officer
Alexis M. Pinto, J.D. (4)	55	Chief Legal Officer and Secretary
Dimitris Voliotis, M.D. (5)	59	Senior Vice President, Clinical Development

(1) See biography on page 9 of this proxy statement.
(2) Melissa B. Epperly has served as our Chief Financial Officer and Treasurer since September 2019. From June 2018 to August 2019, Ms. Epperly served as Chief Financial Officer at PsiOxus Therapeutics Ltd, a clinical-stage gene therapy cancer company, where she led the company’s financial operations. Prior to joining PsiOxus, Ms. Epperly served as Chief Financial Officer and head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018, where she led the company’s financial operations and business development activities. From 2012 to 2015, Ms. Epperly served as a Director at Anchorage Capital Group, a credit-focused hedge fund. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company, and a healthcare investment banker at Morgan Stanley. Ms. Epperly currently serves on the board of public companies Kinnate Biopharma, Inc. and Nautilus Biotechnology, Inc. She received an M.B.A. from Harvard Business School and a B.A. in Biochemistry and Economics from the University of Virginia.
(3) Kevin Bunker, Ph.D., has served as our Chief Operating Officer since 2015. Dr. Bunker serves as Chief Scientific/Operations Officer of Kalyra Pharmaceuticals, Inc., or Kalyra, a small molecule drug discovery and development company, a position he has held since founding the company in 2011. Dr. Bunker also currently serves as a member of the boards of directors of Kalyra and Zentera Therapeutics, our joint venture in China. From 2006 to 2011, prior to founding Kalyra, Dr. Bunker was part of the medicinal chemistry department at Pfizer where he made meaningful contributions to Pfizer’s drug discovery research group in La Jolla, California. Dr. Bunker received his B.S. in chemistry from Arizona State University and his Ph.D. in Organic Chemistry from the University of California, San Diego. He also held a post-doctorate position as a research associate at The Scripps Research Institute under the direction of Professor Dale Boger.
(4) Alexis M. Pinto, J.D., has served as our Chief Legal Officer since August 2020 and as Secretary since March 2021. Prior to joining Zentalis, Ms. Pinto served as Corporate Vice President and Corporate Secretary at Celgene Corporation, a global pharmaceutical company focusing on therapies to treat cancer and inflammatory diseases. During her tenure with Celgene, from 2015 to 2020, she led the company's legal operations in support of business development and strategy, executive compensation and securities, and early research and development, in addition to her role as Corporate Secretary. From 1997 to 2015, Ms. Pinto served in various roles at Merck & Co., Inc. During her tenure with Merck, Ms. Pinto held positions of increasing responsibility and scope in the areas of business development, mergers and acquisitions, labor and employment, licensing and vaccines. Prior to moving into the life sciences industry, Ms. Pinto was at Paul, Hastings, Janofsky & Walker LLP. Ms. Pinto currently serves on the board of directors of the International AIDS Vaccine Initiative. She received her J.D. from the University of Virginia School of Law and her B.A. from the University of Virginia.

(5) Dimitris Voliotis, M.D., has served as our Senior Vice President of Clinical Development since March 2020. Prior to joining Zentalis, Dr. Voliotis was Chief Development Officer at CureVac AG, a biopharmaceutical company that develops therapies based on messenger RNA, a position he held beginning in January 2019. At CureVac AG, Dr. Voliotis oversaw preclinical and clinical development activities for prophylactic vaccines, rare diseases/molecular therapies and oncology. From January 2016 to January 2019, Dr. Voliotis served as Senior Vice President and Head of Global Clinical Development in the Oncology Business Group at Eisai Inc., a pharmaceutical company focused on therapeutic areas of oncology and neurology. From 2014 to 2106, Dr. Voliotis served as Vice President, Therapeutic Area Head and Head of Global Clinical Research Oncology at Eisai Inc. Prior to joining Eisai, Dr. Voliotis served in various leadership positions at Bayer Healthcare from 2001 to 2014, including most recently as Vice President and Head of Global Development Specialty Medicine/Oncology. Dr. Voliotis received his M.D. and his doctorate degree from the University of Cologne Medical School and is board certified in Medical Oncology & Hematology and Internal Medicine.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.zentalis.com, or by writing to our Secretary at our offices at 1359 Broadway, Suite 1710, New York, New York 10018.
Board Composition
Our Board of Directors currently consists of six members: Kimberly Blackwell, M.D., Cam S. Gallagher, David M. Johnson, Enoch Kariuki, Pharm.D., Anthony Y. Sun, M.D. and Karan S. Takhar. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Kimberly Blackwell, David M. Johnson, Enoch Kariuki, Pharm.D. and Karan S. Takhar each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Takhar is affiliated with one of our significant stockholders. Cam S. Gallagher and Anthony Y. Sun, M.D., are not independent. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and

Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Cam S. Gallagher, one of our Class II Director nominees, was recommended by a member of the management team. Karan S. Takhar, our other Class II Director nominee, was recommended by a significant stockholder of the Company.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly-held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Zentalis Pharmaceuticals, Inc., 1359 Broadway, Suite 1710, New York, New York 10018. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Zentalis Pharmaceuticals, Inc., 1359 Broadway, Suite 1710, New York, New York 10018.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, Anthony Y. Sun, M.D., our President and Chief Executive Officer, serves as Chairman of the Board. Our Board of Directors has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and our stockholders at this time because it promotes unified leadership by Dr. Sun and allows for a single, clear focus for management to execute the Company’s strategy and business plans. If the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The independent directors have appointed David M. Johnson as the Lead Director. The Lead Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board. Our Board of Directors is comprised of individuals with extensive experience with the biotechnology and pharmaceutical industries and, with the exception of Dr. Sun and Mr. Gallagher, is comprised of directors who meet the independence standards of Nasdaq. For these reasons and because of the strong leadership of Dr. Sun as Chairman of the Board and Chief Executive Officer and the counterbalancing role of the Lead Director, our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic. The Audit Committee monitors compliance with legal and regulatory requirements, discusses the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, oversees management of the Company’s financial and cybersecurity risks, and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the risks relating to our corporate governance framework and succession planning for our Board of Directors and senior management. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.zentalis.com, in the “Investors & Media” section under “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
There were thirteen (13) meetings of the Board of Directors during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available in the “Corporate Governance” section of the “Investors & Media” page of our website at www.zentalis.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend the Annual Meeting.

COMMITTEES OF THE BOARD
Our Board has established three standing committees-Audit, Compensation and Nominating and Corporate Governance-each of which operates under a written charter that has been approved by our Board and that is available in the “Corporate Governance” section of the “Investors & Media” page of our website located at www.zentalis.com.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Kimberly Blackwell, M.D.			X
David M. Johnson	X	X	Chairperson
Enoch Kariuki, Pharm.D..	Chairperson
Karan S. Takhar	X	Chairperson	X
Audit Committee
Our Audit Committee’s responsibilities include:
• appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
• to the extent necessary, determining the rotation of our independent registered public accounting firm, the lead audit partner and any other active audit engagement team;
• overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
• reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
• monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
• discussing our risk management policies;
• establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
• meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
• reviewing and approving or ratifying any related person transactions;
• periodically reviewing our investment policy; and
• preparing the audit committee report required by the SEC rules (which is included on page [13] of this proxy statement).
The members of the Audit Committee are Mr. Johnson, Dr. Kariuki and Mr. Takhar. Dr. Kariuki serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Johnson, Dr. Kariuki and Mr. Takhar is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that each of Mr. Johnson, Dr. Kariuki and Mr. Takhar qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met four times in 2021.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
• reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;
• overseeing and administering our cash and equity incentive plans;
• reviewing and making recommendations to the Board of Directors with respect to director compensation;
• reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;

• working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and
• preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During 2020, the Compensation Committee engaged Anderson Pay Advisors LLC, a compensation consulting firm (“Anderson”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Anderson comparing our compensation to that of a group of peer companies within our industry and met with Anderson to discuss our executive and non-employee director compensation and to receive input and advice. Anderson reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Anderson and has determined that Anderson’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The members of our Compensation Committee are Mr. Johnson and Mr. Takhar. Mr. Takhar serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met three times in 2021.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•     identifying individuals qualified to become board members;
•     recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•     developing and recommending to the Board of Directors corporate governance principles; and
•     overseeing an annual evaluation of the Board of Directors.
The members of our Nominating and Corporate Governance Committee are Dr. Blackwell, Mr. Johnson and Mr. Takhar. Mr. Johnson serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee did not meet in 2021.

EXECUTIVE AND DIRECTOR COMPENSATION

 COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below, whom we refer to as our “named executive officers.” For 2021, our named executive officers and their positions were as follows:

•    Anthony Y. Sun, M.D., President, Chief Executive Officer and Executive Chairman
•    Melissa B. Epperly, Chief Financial Officer and Treasurer
•    Kevin D. Bunker, Ph.D., Chief Operating Officer
•    Alexis M. Pinto, J.D., Chief Legal Officer and Secretary
•    Dimitris Voliotis, M.D., Senior Vice President, Clinical Development

This compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2021.

2021 Business Highlights

During 2021, we made significant progress across our clinical pipeline and with regard to other corporate initiatives.

We presented clinical data from patients dosed with ZN-c3, our oral Wee1 inhibitor product candidate:

•The Company presented interim data from our Phase 1 monotherapy dose escalation trial in a heavily pre-treated patient population as a late-breaking abstract at the American Association of Cancer Research (AACR) annual meeting. Multiple partial responses were seen across 4 distinct tumor types including ovarian cancer, colorectal cancer, non-small cell lung carcinoma and uterine serous carcinoma (USC). The data set also included multiple Exceptional Responders. ZN-c3 monotherapy was generally well-tolerated and we selected our recommended Phase 2 dose (RP2D).
•We shared regulatory updates for ZN-c3, which include potential accelerated approval paths for USC and biomarker-driven trials, Fast Track designation granted in USC, and orphan drug and rare pediatric disease designations granted in osteosarcoma.

We further advanced development of ZN-c3 with several clinical trial initiations:
•The Company dosed the first patient in a potentially registrational Phase 2 trial of ZN-c3 monotherapy in adult women with recurrent or persistent uterine serous carcinoma (USC). The FDA has agreed in principle that ZN-c3 has the potential for an accelerated approval pathway based on the Phase 2 global study design in USC.
•We initiated a Phase 2 potentially registrational study of ZN-c3 for patients with biomarkers of interest.
•The Company initiated a Phase 1 combination dose escalation trial with ZN-c3 and chemotherapy in advanced ovarian cancer.
•We dosed the first patient in a Phase 1/2 trial of ZN-c3 in combination with chemotherapy in pediatric patients with osteosarcoma. If ZN-c3 receives approval for this indication, it could be eligible for a rare pediatric disease priority voucher.

We continue to advance ZN-d5, ZN-c5 and ZN-e4 in the clinic:
•The Company initiated a Phase 1 trial with ZN-d5 monotherapy in Acute Myeloid Leukemia (AML) and Non-Hodgkin’s Lymphoma.
•We reported interim clinical data from ZN-c5, our oral SERD, in ER+/HER2- breast cancer. Interim results demonstrated a 44% clinical benefit rate (CBR) in heavily pretreated patients at potential 50 mg RP2D (56% in CDK4/6i naïve). ZN-c5 continues to show an excellent safety/tolerability profile.
•We reported interim results from a Phase 1 trial evaluating ZN-e4, our irreversible inhibitor of EGFR, in Osimertinib-naïve NSCLC and determined a Phase 2 dose.

Other 2021 corporate highlights:

•The Company entered into a clinical collaboration agreement with GlaxoSmithKline (“GSK”) in which we will evaluate the combination of ZN-c3 and ZEJULA (niraparib), GSK’s poly (ADP-ribose) polymerase (PARP) inhibitor, in patients with advanced epithelial ovarian cancer.
•We announced a collaboration with Tempus to leverage their patient-derived organoid biological modeling platform to strengthen our discovery and research capabilities.
•The Company hosted a virtual R&D event in which we:
▪highlighted our Integrated Discovery Engine.
▪announced our pre-clinical BCL-xL heterobifunctional degrader program.
▪shared our translational rationale for future clinical studies, including a combination of ZN-d5 and ZN-c3 in AML.
•We published a paper in the Journal of Medicinal Chemistry describing the discovery of ZN-c3.
•Our China JV, Zentera, announced completion of a $75 million Series B financing and received CTA acceptances for ZN-c3, ZN-c3 in combinations, ZN-c5 and ZN-d5 with four clinical trials ongoing in China.
•The Company raised equity totaling $183 million of gross proceeds.

Overview of 2021 Executive Compensation Decisions

In general, our named executive officers’ total compensation is tied directly to corporate and individual performance. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•The performance measures in our short-term cash incentive program are linked to key corporate objectives;
•Corporate achievement represents 100% of the annual bonus opportunity for each of our named executive officers; and
•Our long-term equity incentives are provided in the form of options and restricted stock units (“RSUs”), both of which vest over multi-year periods.

The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the compensation committee during 2021 are set forth below.

Market-Based Base Salary Increases for NEOs
•Our named executive officers received base salary increases for 2021 consistent with our pay positioning philosophy of aiming for total cash compensation above the market median, placing their salary levels between the 50th and 75th percentiles of similarly-situated executives at comparable companies based on our peer group.

Annual Cash Incentives Paid 100% Based on Corporate Performance
•Based on our achievement of our corporate performance goals during 2021 despite the difficult environment, our named executive officers’ annual incentives tied to corporate performance were paid out at 93.5% of target.

Long-Term Incentive Compensation in Form of Stock Options and RSUs Vesting Over Multi-Year Periods
•Our named executive officers received stock options and RSUs which vest over four years.
◦Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
◦RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

Our Executive Compensation Practices

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

WHAT WE DO

✓	Pay for Performance. We design our executive compensation program to align pay with company performance.

✓
Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives, to align the interests of our executive officers and stockholders.

✓	Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

✓	Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages its own compensation consultant to assist with making compensation decisions.

✓	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

✓	Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

✓
Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes goals that are quantifiable with objective criteria, multiple performance measures and caps on short-term incentive compensation.

✓	“Double Trigger” Change in Control Benefits. The employment letters with our named executive officers do not include any “single trigger” change in control severance benefits.

✓
Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, revenue, headcount and commercialization stage, while also taking into account a number of qualitative criteria.

WHAT WE DON’T DO

X
No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. Executives do not have access to special benefits programs.

X	No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

X
Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

Compensation Philosophy and Objectives

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•    To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.

•    To establish a direct link between our business results, individual executive performance and total executive compensation.

•    To align the interests of our executive officers with those of our stockholders.

Compensation Determination Process

Role of the Compensation Committee

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our overall corporate performance and the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees. The compensation committee also prepares a draft of the corporate performance objectives for the current year and submits its recommendations to the full board of directors for approval.

Role of Our Executive Officers

Our Executive Director, with the assistance and support of our Chief Executive Officer, Chief Operating Officer, General Counsel, and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of our named executive officers. The compensation committee also, on occasion, meets with our Executive Director, Chief Executive Officer, and Chief Operating Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Executive Director’s recommendations with respect to named executive officer compensation.

Our Executive Director, Chief Executive Officer, and Chief Operating Officer generally attend all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding the compensation of our Chief Executive Officer are made without him present.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2021, the compensation committee again retained Anderson Pay Advisors LLC (“Anderson”), an independent third-party compensation consulting firm for guidance in making compensation decisions. Specifically, for 2021, the compensation committee requested Anderson to advise it on a variety of compensation-related issues, including:

•    conducting an analysis of current practices of comparable public companies to assist the compensation committee in developing director and executive compensation levels;

•    reviewing our peer group to determine whether additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels; and

•    providing general information concerning director and executive compensation trends and developments.

Anderson did not provide any other services to us in 2021 beyond its engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Anderson pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Anderson from serving as an independent consultant to the compensation committee currently or during 2021.

Competitive Positioning

The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2021, Anderson assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2021 director and executive compensation. The peer group identified below was selected in December 2020 for purposes of setting 2021 compensation and the selection criteria identified below were measured at such date.

The identified peer group consisted of 25 life sciences companies in similar phases of development as we are with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

MARKET CAPITALIZATION
• Generally between $1.5B to $5B as of December 2020, representing a range of 0.7x to 2.4x our market capitalization at the time the peer group was established (approximately $2.1 billion).
• Our market capitalization was positioned near the 43rd percentile of the peers at the time the peer group was selected in December 2020.

SECTOR AND STAGE
• Public U.S. biopharma organizations focused on small or large molecule oncology platforms and with assets on multiple clinical stages, when possible.
• Emphasis on Phase 2 to 3 companies to reflect our Phase 2 stage of development at the time the peer group was selected

HEADCOUNT	• Companies with generally fewer than 250 employees based on our headcount of 110 employees in December 2020.
GEOGRAPHIC LOCATION	• Focused on U.S. companies.

For 2021, this peer group consisted of the following companies:

Agios Pharmaceuticals	MacroGenics
Alx Oncology	Morphic Holdings
Arvinas	Nkarta
Atara Biotherapeutics	Phantom Pharmaceuticals
Black Diamond	REGENXBIO
Cytokinetics	Relay Therapeutics
Deciphera Pharmaceuticals	Revolution Medicines
Fate Therapeutics	Sangamo Therapeutics
Forma Therapeutics	Springworks Therapeutics
IGM Bio	Stoke Therapeutics
ImmunoGen Inc	TG Therapeutics
Kura Oncology	Zymeworks
Kymera Therapeutics

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2021 base salaries, total target cash and company-issued equity ownership for our named executive officers. The compensation committee generally attempts to set base salaries, target total cash compensation levels, and total company-issued equity ownership value between the 50th and 75th percentiles. The compensation committee does not, however rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.

We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between these named executive officers and our other named executive officers.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

In February 2021, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the base salaries of our named executive officers would be as follows, which increases were effective January 1, 2021:

Named Executive Officer	2021 Base Salary	Percentage Increase from 2020
Anthony Y. Sun, M.D.	$583,000	6.0%
Melissa B. Epperly	$418,223	6.0%
Kevin D. Bunker, Ph.D.	$445,200	6.0%
Alexis M. Pinto, J.D.	$408,000	6.0%
Dimitris Voliotis, M.D.	$470,250	6.0%

The foregoing increases placed our named executive officers’ salaries at approximately the 67th percentile of similarly-situated executives, in line with our pay positioning philosophy of setting base salaries above market median. The actual base salaries paid to all of our named executive officers for 2021 are set forth in the “Summary Compensation Table” below.

Performance Bonuses

Each named executive officer is also eligible for a performance bonus based upon the achievement of pre-determined corporate performance goals approved by our compensation committee. Bonus targets are established based on percentages of the executives’ respective base salaries for the relevant bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses in 2021 were as follows: 55% of base salary for Dr. Sun, 45% of base salary for each of Ms. Epperly, Dr. Bunker, and Ms. Pinto, and 40% of base salary for Dr. Voliotis. The bonus target for each of Ms. Epperly and Ms. Pinto was increased from the target level of 40% of base salary in effect for 2020. The target bonus levels of our other named executive officers as a percentage of base salary remained unchanged from 2020.

The compensation committee at the beginning of each year sets the corporate goals and milestones for that year, after considering recommendations and input from management and the company’s strategic objectives. For 2021, each named executive officer was eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors at the beginning of the year. These performance goals and objectives were used as a guide by our compensation committee in determining overall corporate performance for these executives as they represented those areas in which they were expected to focus their efforts during the year. The corporate objectives for 2021 fell into the following categories: clinical programs, financing matters, corporate development and strategic objectives. In evaluating management’s performance against our 2021 corporate goals, including the target exceeds goals, our compensation committee determined to award a corporate achievement level of 93.5% relative to those goals.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses, awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee. A minimum performance achievement of 50% relative to the corporate goals is required for any bonus payout under our annual bonus program.

All of our named executive officers’ annual bonus payouts are tied to performance relative to the corporate goals set by our board of directors.

2021 Corporate Performance Goals

The compensation committee approved the 2021 corporate performance goals in February 2021. The 2021 performance goals were set at levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were established and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The compensation committee also specified a “stretch” weighting for certain clinical goals, corresponding to additional credit that could be achieved for those goals in the event of overperformance in that area, generally representing up to an additional 15% in the aggregate of the target level for the corporate goals.

Specifically, the corporate objectives for 2021 fell into the following five categories: clinical and regulatory development (57%, plus 15% stretch potential), finance (22%), corporate development (7%), future pipeline (7%) and collaborations (7%). Objectives were weighted based on their level of importance to the business plan.

In evaluating management’s performance against our 2021 corporate goals, our compensation committee determined to award a corporate achievement level of 93.5% relative to those goals. In making this determination, the compensation committee employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded, as well as the relative difficulty of achieving the goals that were met and that were only partially met. In coming to its final determination regarding the overall corporate achievement percentage, our compensation committee evaluated the clinical and regulatory development category and awarded 100% credit for corporate performance relative to our progress with respect to each of SERD and EGFR, 87% credit for corporate performance relative to our progress with respect to WEE1, and 75% credit for corporate performance relative to our progress with respect to BCL-2. With respect to each of the finance, corporate development, future pipeline, and collaborations objectives, our compensation committee awarded 100% credit.

This overall 93.5% achievement level was then used to determine each named executive officer’s bonus. The annual bonuses paid to our named executive officers for 2021 are set forth in the Summary Compensation Table below.

Equity-Based Incentive Awards

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us, the size of prior grants as well as comparable company information, as described below. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Our compensation committee typically approves annual equity awards during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.

Equity Vehicles

Annual equity awards are granted under our 2020 Plan, using a mix of different equity instruments to further its goal of attracting and retaining top performers and to balance the relative advantages of different instruments. During

2021, 75% of our annual equity awards were granted in the form of stock options and 25% were granted in the form of RSUs.

•Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.

•RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Option awards generally vest in equal monthly installments over a four-year period. RSU awards generally vest in four equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

2021 Annual Equity Awards

Generally, the compensation committee determines the value of each executive officer’s annual equity grant using competitive market analysis prepared by Anderson with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to his own performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. For 2021, our compensation committee approved equity awards to our named executive officers intended to approximate the 75th percentile of comparable company data for similar positions, which it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In February 2021, the compensation committee approved the annual equity awards for our named executive officers in a combination of options and RSU awards with approximately 75% of the value allocated in the form of options and approximately 25% of the value allocated in the form of RSU awards. The equity awards granted to our named executive officers for 2021 are set forth in the “Grants of Plan-Based Awards Table” below, each of which vests over four years in accordance with the standard vesting schedules described above.

For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “— Employment Letters with Our Named Executive Officers” below.

Corporate Conversion Awards

In connection with our IPO, Zentalis Pharmaceuticals, LLC converted into a Delaware corporation pursuant to a statutory conversion, and changed its name to Zentalis Pharmaceuticals, Inc. All holders of units of Zentalis Pharmaceuticals, LLC became holders of shares of common stock of Zentalis Pharmaceuticals, Inc., including Drs. Sun and Bunker. In this proxy statement, we refer to all transactions related to our conversion to a corporation as the Corporate Conversion.

Prior to our IPO, since the formation of Zentalis Pharmaceuticals, LLC, we granted equity awards in the form of Class B common unit awards pursuant to the Zentalis Pharmaceuticals, LLC Profits Interest Plan, or Profits Interest Plan, and a profits interest award agreement issued thereunder. These Class B common unit awards were intended to qualify as “profits interests” for U.S. federal income tax purposes entitling the holder to participate in our future appreciation from and after the date of grant of the applicable Class B common units. In connection with our IPO, the Class B common units were converted into shares of our common stock pursuant to the Corporate Conversion. All outstanding unvested Class B common units, including those held by Drs. Sun and Bunker, were converted into unvested shares of our restricted common stock on the basis of an exchange ratio that took into account the number of Class B common units held, the applicable threshold value applicable to such Class B common units and the value of the distributions that the holder would have been entitled to receive had Zentalis Pharmaceuticals, LLC been liquidated on the date of such conversion in accordance with the terms of the distribution “waterfall” set forth in the LLC Agreement. Vested Class B common units were similarly converted into shares of our common stock based on the same considerations. The unvested restricted shares of our common stock the NEOs received upon conversion of unvested Class B common units continue to vest in accordance with the same vesting schedule applicable to the Class B common units and are collectively referred to in this proxy statement as the “Conversion Restricted Stock Awards.” The Conversion Restricted Stock Awards are evidenced by individual restricted stock agreements and were not issued under our 2020 Incentive Award Plan, or the 2020 Plan. We ceased granting awards under the Profits Interest Plan following the IPO.

Upon conversion of the Class B common stock units pursuant to the Corporate Conversion, the number of shares of vested and unvested common stock issued to Drs. Sun and Bunker based on their vested and unvested awards as of April 2, 2020, was as follows: Dr. Sun, 119,749 vested shares of common stock and 305,372 restricted shares; and Dr. Bunker, 342,774 vested shares of common stock and 102,630 restricted shares. Dr. Sun’s unvested restricted shares vest as follows: 110,171 of the restricted shares were issued to him in respect of the conversion of his Class B common unit award granted on February 13, 2018, which was scheduled to vest over four years commencing on such date, with 25% vesting on February 13, 2019 and the remainder vesting in equal monthly installments over the three years thereafter, which restricted shares will be fully vested on February 13, 2022; and 195,201 of the restricted shares were issued to him in respect of the conversion of his Class B common unit award granted on December 3, 2019, which was scheduled to vest as to 25% of such award on September 6, 2020, and the remainder vesting in equal monthly installments over the three years thereafter, which restricted shares will be fully vested on September 6, 2023. The restricted shares are subject to accelerated vesting under the terms of Dr. Sun’s employment agreement, as described below.

Dr. Bunker’s unvested restricted shares vest as follows: 44,069 of the restricted shares were issued to him in respect of the conversion of his Class B common unit award granted on March 1, 2018, which was scheduled to vest over four years commencing on such date, with 25% vesting on February 13, 2019 and the remainder vesting in equal monthly installments over the three years thereafter, which restricted shares will be fully vested on February 13, 2022; and 58,561 of the restricted shares were issued to him in respect of the conversion of his Class B common unit award granted on December 3, 2019, which was scheduled to vest as to 25% of such award on September 6, 2020, and the remainder vesting in equal monthly installments over the three years thereafter, which restricted shares will be fully vested on September 6, 2023. The restricted shares are subject to accelerated vesting under the terms of Dr. Bunker’s employment agreement, as described below.

Health, Welfare, and Retirement Benefits

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on generally the same basis as all of our other employees. We do, however, pay the premiums for term life insurance for all of our employees, including our named executive officers.

Retirement Savings

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $19,500 for calendar year 2021. Participants that are 50 years or older can also make “catch-up” contributions which, in calendar year 2021, may be up to an additional $6,500 above the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee. Beginning in 2021, we began making matching contributions under the 401(k) plan in the aggregate amount of $1,079,620 for calendar year 2021.

Other Benefits

We do not provide significant perquisites or personal benefits to our named executive officers.

Post-Termination and Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment agreements with each of our named executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits upon a qualifying termination in connection with a change in control of our company. In addition, the award agreements evidencing the common stock issued upon conversion of the Class B common units in the Corporate Conversion, stock options and RSU awards granted to our named executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” below.

Prohibition on Certain Transactions in Zentalis Securities

Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging transactions, purchasing our securities on margin or pledging our securities as collateral for a loan.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

Risk Assessment of Compensation Program

In March 2022, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of our board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Karan S. Takhar (Chairperson)
David M. Johnson

COMPENSATION TABLES
2021 Summary Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for services rendered for the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Anthony Y. Sun, M.D. President and Chief Executive Officer	2021	585,243	-	1,695,750	3,339,564	299,808	14,721(2)	5,935,085
	2020	561,232	-	8,100,645(3)	5,986,469	287,375	108,678	15,044,399
	2019	455,091	-	-	918,000(4)	204,971	-	1,577,882
Melissa B. Epperly Chief Financial Officer	2021	419,832	-	581,400	1,144,994	175,967	14,490(5)	2,336,683
Kevin D. Bunker, Ph.D. Chief Operating Officer	2021	446,913	-	726,750	1,431,242	187,318	14,610(6)	2,806,833
	2020	428,771	-	2,580,864(7)	2,993,235	179,550	91,174	6,273,594
	2019	360,024	-	-	275,400(4)	144,010	-	779,434
Alexis M. Pinto, J.D. Chief Legal Officer	2021	409,570	-	242,250	477,082	171,666	15,282(8)	1,315,850
	2020	136,923	-	-	6,234,468	152,000	10,511	6,533,902
Dimitris Voliotis, M.D. SVP, Clinical Development	2021	472.059	-	242,250	477,082	175,874	15,282(9)	1,382,546

(1) Represents the grant date fair value of stock and option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the NEOs computed as of the applicable grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 24, 2022. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.

(2)     For Dr. Sun, includes:  (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the company of $471, and (iii) 401(k) plan matching contributions paid by the company of $13,050 for 2021.

(3)    For Dr. Sun for 2019, includes (a) 303,392 RSUs awarded on April 7, 2020 with a grant date fair value of $7,205,560 and (b) 2,514,286 shares of restricted stock granted to Dr. Sun by Zentera Therapeutics (Cayman), Ltd. (“Zentera”), our joint venture, on April 22, 2020, with a grant date fair value of $895,085. Dr. Sun serves as Chief Executive Officer and a member of the board of directors of Zentera.

(4)    Represents the grant date fair value of Class B common units issued as “profits interests” in Zentalis Pharmaceuticals, LLC computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 24, 2022. These Class B common units were intended to constitute profits interests for U.S. federal income tax purposes. Despite the fact that the Class B common units did not require the payment of an exercise price, for purposes of this table we believe they are most similar economically to stock options and are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” These Class B common units converted into Conversion Restricted Stock Awards in connection with the Corporate Conversion, as described below.

(5)    For Ms. Epperly, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the company of $240, and (iii) 401(k) plan matching contributions paid by the company of $13,050 for 2021.

(6)    For Dr. Bunker, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the company of $360, and (iii) 401(k) plan matching contributions paid by the company of $13,050 for 2021.

(7)    For Dr. Bunker for 2019, includes (a) 99,246 RSUs awarded on April 7, 2020 with a grant date fair value of $2,357,093 and (b) 628,571 shares of restricted stock granted to Dr. Bunker by Zentera on April 22, 2020, with a grant date fair value of $223,771. Dr. Bunker serves as a member of the board of directors of Zentera.

(8)     For Ms. Pinto, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the company of $1,032, and (iii) 401(k) plan matching contributions paid by the company of $13,050 for 2021.

(9)    For Dr. Voliotis, includes: (i) a cellular phone plan allowance of $1,200, (ii) group term life insurance premiums paid by the company of $1,032, and (iii) 401(k) plan matching contributions paid by the company of $13,050 for 2021.
2021 Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Anthony Y. Sun, M.D.	—	—	160,325	320,650	368,748	—	—	—	—
	2/11/2021	2/11/2021	—	—	—	43,750	—	—	1,695,750
	2/11/2021	2/11/2021	—	—	—	—	131,250	38.76	3,339,564
Melissa B. Epperly	—	—	94,100	188,200	216,430	—	—	—	—
	2/11/2021	2/11/2021	—	—	—	15,000	—	—	581,400
	2/11/2021	2/11/2021	—	—	—	—	45,000	38.76	1,144,994
Kevin D. Bunker, Ph.D.	—	—	100,170	200,340	230,931	—	—	—	—
	2/11/2021	2/11/2021	—	—	—	18,750	—	—	726,750
	2/11/2021	2/11/2021	—	—	—	—	56,250	38.76	1,431,242
Alexis M. Pinto, J.D. Chief Legal Officer	—	—	91,800	183,600	211,140	—	—	—	—
	2/11/2021	2/11/2021	—	—	—	6,250	—	—	242,250
	2/11/2021	2/11/2021	—	—	—	—	18,750	38.76	477,082
Dimitris Voliotis, M.D.	—	—	94,050	188,100	216,315	—	—	—	—
	2/11/2021	2/11/2021	—	—	—	6,250	—	—	242,250
	2/11/2021	2/11/2021	—	—	—	—	18,750	38.76	477,082

(1)    Represents the threshold, target and maximum annual bonus payouts pursuant to our annual bonus program, as described above.

(2)     Represents RSUs which will vest in four equal installments on each of the first four anniversaries of the grant date. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with our Named Executive Officers” below.

(3)     The stock options vest and become exercisable in 48 equal monthly installments over the four years following the grant date, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with our Named Executive Officers” below.

(4)    Represents the grant date fair value of stock and option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the NEOs computed as of the applicable grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 24, 2022. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the common stock underlying such awards

Employment Agreements with our Named Executive Officers

Below are written descriptions of our employment agreements with each of our NEOs. Each of our NEOs’ employment is “at will” and may be terminated at any time.

Employment Agreement with Dr. Sun

Through our subsidiary, Zeno Management, Inc., or Zeno Management, we have entered into an employment agreement with Dr. Sun setting forth the terms of his employment as our President and Chief Executive Officer. Dr. Sun’s employment agreement was most recently amended and restated effective October 1, 2020.

Pursuant to his employment agreement, if we terminate Dr. Sun’s employment other than for cause (as defined below) or Dr. Sun terminates his employment for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to his prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for him and his eligible dependents for 12 months following his termination date. In the event such termination occurs within 18 months following a change in control, the references to 12 months in clauses (2) and (4) will be increased to 18 months, and Dr. Sun will be entitled to a lump-sum payment equal to 150% of his full target bonus for the year in which the termination occurs in lieu of the amount reference in clause (3). In the event of such termination at any time following a change in control, all of Dr. Sun’s stock awards will immediately vest in full.

In the event we terminate Dr. Sun’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Employment Agreement with Ms. Epperly

Zeno Management has entered into an employment agreement with Ms. Epperly setting forth the terms of her employment as our Chief Financial Officer. Ms. Epperly’s employment agreement was most recently amended and restated effective October 1, 2020.

Pursuant to Ms. Epperly’s employment agreement, if we terminate her employment other than for cause (as defined below) or Ms. Epperly terminates her employment for good reason (as defined below), she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the company and her continued compliance with the restrictive covenants set forth in her employment agreement: (1) her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a payment equal to 9 months of her then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to her prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for her and her eligible dependents for 9 months following her termination date. In the event such termination occurs within 18 months following a change in control, the references to 9 months in clauses (2) and (4) will be increased to 12 months, and Ms. Epperly will be entitled to a lump-sum payment equal to 12 months of her then current base salary under clause (3), without proration. In the event of such termination at any time following a change in control, all of Ms. Epperly’s stock awards will immediately vest in full.

In the event we terminate Ms. Epperly’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she will be entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.

Employment Agreement with Dr. Bunker

Zeno Management has entered into an employment agreement with Dr. Bunker setting forth the terms of his employment as our Chief Operating Officer. Dr. Bunker’s employment agreement was most recently amended and restated effective October 1, 2020.

Pursuant to his employment agreement, if we terminate Dr. Bunker’s employment other than for cause (as defined below) or Dr. Bunker terminates his employment for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to his prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for him and his eligible dependents for 12 months following his termination date. In the event such termination occurs within 18 months following a change in control, Dr. Bunker will be entitled to a lump-sum payment equal to his full target bonus for the year in which the termination occurs under clause (3), without proration. In the event of such termination at any time following a change in control, all of Dr. Bunker’s stock awards will immediately vest in full.

In the event we terminate Dr. Bunker’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Employment Agreement with Ms. Pinto

On August 31, 2020, Zeno Management entered into an employment agreement with Ms. Pinto setting forth the terms of her employment as our Chief Legal Officer.

Pursuant to her employment agreement, if we terminate Ms. Pinto’s employment other than for cause (as defined below) or Ms. Pinto terminates her employment for good reason (as defined below), she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the company and her continued compliance with the restrictive covenants set forth in her employment agreement: (1) her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a payment equal to 9 months of her then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to her prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for her and her eligible dependents for 9 months following her termination date. In the event such termination occurs within 18 months following a change in control, the references to 9 months in clauses (2) and (4) will be increased to 12 months, and Ms. Pinto will be entitled to a lump-sum payment equal to her full target bonus for the year in which the termination occurs under clause (3), without proration. In the event of such termination at any time following a change in control, all of Ms. Pinto’s stock awards will immediately vest in full.

In the event we terminate Ms. Pinto’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she is entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.

Employment Agreement with Dr. Voliotis

In March 2020, in connection with the commencement of Dr. Voliotis’ employment, Zeno Management entered into an employment agreement with Dr. Voliotis.

Pursuant to Dr. Voliotis’ employment agreement, if we terminate his employment other than for cause (as defined below) or Dr. Voliotis terminates his employment for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 9 months of his then-current base salary, payable in a lump sum 60 days following the termination date; and (3) payment of the COBRA premiums for him and his eligible dependents for 9 months following his termination date.

In the event we terminate Dr. Voliotis’ employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he will be entitled to receive only his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Defined Terms Applicable to Named Executive Officer Employment Agreements

For purposes of the employment agreements with our named executive officers, “cause” means any of the following: (1) the unauthorized use or disclosure of confidential information or trade secrets of the company or its affiliates or any material breach of a written agreement between the executive and the company or any affiliate, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (2) the commission of, indictment for or the entry of a please of guilty or nolo contendere to a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (3) gross negligence or willful misconduct or willful or repeated failure or refusal to substantially perform assigned duties; (4) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the executive against the company or its affiliates; or (5) any acts, omissions or statements which the company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the company or its affiliates.

“Good reason” means the occurrence of any of the following without the executive’s written consent: (1) a change in position or responsibilities that represents a substantial reduction in position or responsibilities as in effect immediately prior thereto; the assignment of any duties or responsibilities that are materially inconsistent with such position or responsibilities; or any removal from or failure to reappoint or reelect the executive to any of such positions, including, for Dr. Sun, his or her position as a member of our board of directors or the board of directors of Zeno Management, except in connection with the termination of the executive’s services for cause, as a result of his or her permanent disability (as defined in the applicable employment agreement) or death, or by the executive other than for good reason; provided, however, that, with respect to Drs. Sun and Bunker, neither a change in reporting relationship as a result of a change in control nor the fact that his or her reporting relationship is altered following a change in control because the company or its successor is a wholly-owned subsidiary of another entity following such change in control shall alone constitute good reason, and with respect to Dr. Voliotis, a change in the reporting relationship to the Chief Medical Officer shall not alone constitute good reason; (2) a material reduction in annual base salary; (3) the requirement that the executive be based at any place outside a 10-mile radius (50 miles for Dr. Bunker) of his or her then-current place of employment with the company prior to any such relocation, except for reasonably required travel on the company business (for Dr. Voliotis, a requirement that he work exclusively in the Company’s New York offices shall not alone constitute good reason); or (4) any material breach by the company or any affiliate of its obligations to him under any applicable employment or services agreement between the executive and the company or such affiliate.

Restrictive Covenant Obligations

Pursuant to their employment agreements, each of our named executive officers is subject to covenants prohibiting solicitation of employees and consultants for one year following termination and a perpetual non-disparagement covenant, in addition to obligations under our standard proprietary information and inventions assignment agreement.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2021.

	Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Anthony Y. Sun, M.D.	2/11/2021	27,343	103,907	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	43,750(3)	3,677,625
	4/2/2020	208,333	291,667	18.00	4/1/2030	—	—
	4/22/2020	—	—	—	—	1,878,394(4)	2,110,563
	12/3/2019	—	—	—	—	85,401(5)	7,178,808
	2/13/2018	—	—	—	—	9,580(6)	805,295
Melissa B. Epperly	2/11/2021	9,375	35,625	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	15,000(3)	1,260,900
	4/2/2020	41,666	58,334	18.00	4/1/2030	—	—
	4/7/2020	—	—	—	—	36,849(7)	3,097,527
	9/10/2019	—	—	—	—	56,935(8)	4,785,956
Kevin D. Bunker, Ph.D.	2/11/2021	11,718	44,532	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	18,750(3)	1,576,125
	4/2/2020	104,166	145,834	18.00	4/1/2030	—	—
	4/22/2020	—	—	—	—	464,108(4)	521,472
	12/3/2019	—	—	—	—	25,621(5)	2,153,701
	2/13/2018	—	—	—	—	3,832(6)	322,118
Alexis M. Pinto, J.D.	2/11/2021	3,906	14,844	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	6,250(3)	525,375
	8/31/2020	61,666	153,334	34.40	8/30/2030	—	—
Dimitris Voliotis, M.D.	2/11/2021	3,906	14,844	38.76	2/10/2031	—	—
	2/11/2021	—	—	—	—	6,250(3)	525,375
	4/2/2020	67,790	87,159	18.00	4/1/2030	—	—

(1)     The stock options granted in 2020 vest and become exercisable with respect to 25% of the underlying shares on the one-year anniversary of the grant date and with respect to the balance of the shares in consecutive equal monthly installments over the following thirty-six months, subject to the individual’s continued employment or service through the applicable vesting dates. The stock options granted in 2021 vest and become exercisable in 48 equal monthly installments over the four years following the grant date, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with our Named Executive Officers” above.

(2)     The market value per share was calculated based on the closing price per share of our common stock on December 31, 2021 ($84.06), the last trading day of 2021.

(3)     Represents RSUs granted on February 11, 2021, which will vest in four equal installments on each of the first four anniversaries of the grant date, subject to the individual’s continued employment or service through the applicable vesting dates. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with our Named Executive Officers” above.

(4)     Represents shares of restricted stock of Zentera purchased by the NEO on April 22, 2020, which are subject to repurchase by Zentera at the original purchase price in the event of any termination of service. The restricted shares vest with respect to 25% of the underlying shares on the one-year anniversary of the issuance date and, with respect to the balance of the shares, in consecutive equal monthly installments over the following 36 months, subject to the individual’s continued service through the applicable vesting dates. The shares vest on an accelerated basis in the event of Zentera’s termination of the NEO’s service without cause or upon a change in control of Zentera.

(5)     Represents Conversion Restricted Stock Awards issued upon conversion of unvested Class B common units in connection with our Corporate Conversion. The shares vest in equal monthly installments and will be fully-vested on September 6, 2023. In addition, the employment agreements with our NEOs and the award agreements evidencing the restricted stock provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with our NEOs” above and “—Equity-Based Incentive Awards” above.

(6)     Represents Conversion Restricted Stock Awards issued upon conversion of unvested Class B common units in connection with our Corporate Conversion. The shares vest in equal monthly installments and will be fully vested on February 13, 2022.

(7)     Represents RSUs granted on April 7, 2020 in connection with our IPO, which will vest on April 2, 2022, subject to Ms. Epperly’s continued employment or service through the applicable vesting dates. The RSUs are subject to accelerated vesting upon a termination of Ms. Epperly by the Company without “cause”, resignation for “good reason”, or upon a termination due to death or “disability”, each as defined in the 2020 Plan.

(8)     Represents Conversion Restricted Stock Awards issued upon conversion of unvested Class B common units in connection with our Corporate Conversion. The shares vest in equal monthly installments and will be fully-vested on September 5, 2023. In addition, the employment agreements with our NEOs and the award agreements evidencing the restricted stock provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with our NEOs” above and “—Equity-Based Incentive Awards” above.
Option Exercises and Stock Vested
The following table sets forth information regarding option exercises and stock awards that vested during 2021 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anthony Y. Sun, M.D.	—	—	151,696	7,061,449
Melissa B. Epperly	—	—	73,697	4,070,642
Kevin D. Bunker, Ph.D.	—	—	49,623	2,309,954
Alexis M. Pinto, J.D.	30,000	1,320,000	—	—
Dimitris Voliotis, M.D.	—	—	—	—

(1) The amount shown for value realized on exercise of stock options equals (a) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (b) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.

(2) The value realized is based on the closing price of our common stock on the vesting date as reported on the Nasdaq Stock Market multiplied by the number of RSUs vested.
Potential Payments Upon Termination or Change in Control
The following table summarizes the potential payments to our named executive officers in the scenarios listed in the table below. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2021. Except as described in the footnote below, the value of the accelerated vesting of stock and option awards was computed using $84.06, which was the price of our common stock at December 31, 2021 (less, in the case of option awards, the exercise price per share of such option awards).

Triggering Event	Cash Severance ($)(1)	Accelerated Options ($)(2)	Accelerated RSUs/Restricted Stock ($)(3)	Health Benefits ($)(4)	Total ($)
Anthony Y. Sun, M.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	903,650	—	2,110,563	30,704	3,044,918
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,355,475	23,974,509	13,775,291	46,056	39,148,332
CIC Only	—	—	2,110,563	—	2,110,563
Melissa B. Epperly
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	501,868	—	3,097,527	7,845	3,607,240
Death/Disability	—	—	3,097,527	—	3,097,527
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	606,423	5,467,357	7,883,483	10,460	13,967,723
CIC Only (Continued Employment)	—	—	521,472	—	521,472
Kevin D. Bunker, Ph.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	645,540	—	521,472	30,704	1,197,716
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	963,810	11,651,094	4,573,416	46,056	17,238,876
CIC Only (Continued Employment)	—	—	521,472	—	521,472
Alexis M. Pinto, J.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	489,600	—	—	23,028	512,628
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	591,600	8,287,000	525,375	30,704	9,434,679
CIC Only (Continued Employment)	—	—	—	—	—
Dimitris Voliotis, M.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	352,688	—	—	23,028	375,716
Death/Disability	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	352,688	4,655,149	525,375	23,028	5,556,240
CIC Only (Continued Employment)	—	—	—	—	—

(1)    Represents lump sum cash severance payable upon a termination without cause or a resignation for good reason pursuant to the NEOs’ employment agreements. For Drs. Sun and Bunker, represents 12 months’ base salary plus prorated target bonus (increased to 18 months’ base salary and 1.5x target bonus for Dr. Sun and 18 months’ base salary and full target bonus for Dr. Bunker in the event of such a termination within 18 months following a change in control. For the other NEOs, represents 9 months’ base salary plus prorated target bonus (other than for Dr. Voliotis) (increased to 12 months base salary and full target bonus for Ms. Epperly and Ms. Pinto in the event of such a termination following a change in control).
(2)    The value attributable to the accelerated options represents the excess of the fair market value of our common stock of $84.06 on December 31, 2021 over the exercise price of the unvested options the vesting of which accelerates in connection with the specified event. In the event of an involuntary termination without cause or resignation for good reason (other than for Dr. Voliotis) following a change in control, all outstanding unvested option awards held by the NEOs will vest upon such termination.
(3)    Represents the aggregate value of the accelerated vesting of RSU awards and restricted stock awards, calculated by multiplying the fair market value of our common stock of $84.06 on December 31, 2021 by the number of RSUs and shares of restricted stock the vesting of which accelerates in connection with the applicable triggering event. In the event of an involuntary termination without cause or resignation for good reason (other than for Dr. Voliotis) following a change in control, all outstanding RSU and restricted stock awards held by the NEOs will vest upon such termination.
    For Ms. Epperly, also reflects the aggregate value of the accelerated vesting of the RSU award granted to her on April 7, 2020, the vesting of which will accelerate upon a termination of Ms. Epperly by the Company without “cause”, resignation for “good reason”, or upon a termination due to death or “disability”, each as defined in the 2020 Plan.

    For Drs. Sun and Bunker, also reflects the value of the shares of restricted stock of Zentera purchased by the NEO on April 22, 2020, that would vest on an accelerated basis in the event of Zentera’s termination of the NEO’s service without cause or upon a change in control of Zentera, based on the fair market value per share of Zentera’s shares as of the most recent third party valuation ($1.1236).
(4)     Represents the value of the continuation of health benefits for the period corresponding to the period for which the NEO will receive cash severance benefits following the date of the named executive officer’s termination.

DIRECTOR COMPENSATION

Director Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our non-employee directors for services rendered during the year ended December 31, 2021. Mr. Gallagher serves as a non-executive employee in the role of Executive Director. For a description of the employment arrangements with Mr. Gallagher, please see “--Consulting and Employment Agreements with Cam Gallagher” below.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)	Total ($)
Kimberly Blackwell, M.D.	46,083	261,250	486,011	—	793,344
Cam S. Gallagher	—	532,950	1,049,579	515,177(2)	2,097,706
David M. Johnson	83,583	391,875	729,016	—	1,204,474
Enoch Kariuki, Pharm.D.	53,500	—	1,074,857	—	1,128,357
Karan S. Takhar(3)	—	—	—	—	—

(1) Represents the grant date fair value of stock and option awards granted in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the directors computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 24, 2022. This amount does not reflect the actual economic value that will be realized by the directors upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.
    As of December 31, 2021, the individuals listed in the table above held the following unvested stock awards: Dr. Blackwell, 26,667 stock options, and 5,000 RSUs; Mr. Gallagher, 67,032 stock options, 13,750 RSUs and 20,487 Conversion Restricted Shares; Mr. Johnson, 11,250 stock options, 20,397 RSUs and 23,724 Conversion Restricted Shares; and Dr. Kariuki, 30,333 stock options.

(2)     Represents (a) $361,786 in base salary paid to Mr. Gallagher, (b)$151,638 representing Mr. Gallagher’s 2021 annual bonus payout, (c) a $1,200 cellular phone plan allowance, and (d) $552 in group term life insurance premiums paid by the company.

(3)    Mr. Takhar waived receipt of any compensation for his service as a non-employee director during 2021 and did not hold any unvested stock awards as of December 31, 2021.

Non-Employee Director Compensation Program

We maintain a non-employee director compensation program that provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. A non-employee director serving as chairman of the board or lead independent director receives an additional annual retainer of $15,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $10,000, $7,500 and $5,000, respectively.

During 2021, non-employee directors who were newly appointed or elected to the board received an initial grant of options to purchase 42,000 shares of our common stock, vesting over three years, upon initial election to the board of directors, vesting in three equal annual installments on each of the first three anniversaries of the date of grant. On the date of our 2021 annual meeting of our stockholders, each non-employee director received (1) an annual grant of options to purchase 15,000 shares of our common stock (22,500 shares of our common stock for any non-employee director serving as chairman of the board or lead independent director), vesting over 12 months following the date of grant, and (2) an annual grant of 5,000 RSUs (7,500 RSUs for any non-employee director serving as chairman of the board or lead independent director, vesting on the first to occur of (A) the first anniversary of the grant date or (B) the next occurring annual meeting of our stockholders.

In February 2022, our board of directors amended our non-employee director compensation program to increase the annual retainer for our non-employee directors to $45,000 and to increase the additional annual retainer payable to a non-employee director serving as chairman of the board or lead independent director to $30,000. The cash retainers for committee service remained unchanged. In addition, commencing in 2022, non-employee directors who were newly appointed or elected to the board will receive a grant of RSUs covering a number of shares of our common stock determined by dividing (1) $1,000,000, by (2) the average closing price per share of the Company’s common stock for the 30 calendar days preceding the date of grant, vesting in three equal annual installments on each of the first three anniversaries of the date of grant. On the date of each annual meeting of our stockholders commencing in

2022, each non-employee director will receive a grant of RSUs covering a number of shares of our common stock determined by dividing (1) $500,000 (which amount will be increased to $570,000 for any non-employee director serving as chairman of the board or lead independent director), by (2) the average closing price per share of the Company’s common stock for the 30 calendar days preceding the date of grant, vesting on the first to occur of (A) the first anniversary of the grant date or (B) the next occurring annual meeting of our stockholders.

Effect of Corporate Conversion on Class B Common Units Held by Non-Employee Directors; Restricted Stock Unit Awards

Messrs. Gallagher and Johnson are the only non-employee directors who held Class B common units issued under our Profits Interest Plan prior to the IPO. In connection with Corporate Conversion and the resulting conversion of the Class B common units to shares of our common stock on April 2, 2020, Messrs. Gallagher and Johnson were issued the following: Mr. Gallagher, 42,577 vested shares of common stock and 78,214 restricted shares; and Mr. Johnson, 1,897 vested shares of common stock and 43,651 restricted shares.
Mr. Gallagher’s unvested restricted shares will vest as follows: 39,173 of the restricted shares were issued to him in respect of the conversion of his Class B common unit award granted on March 2, 2018, which was scheduled to vest in equal monthly installments over a period of four years commencing on February 13, 2018, which restricted shares will be fully-vested on February 13, 2022; and 39,041 of the restricted shares were issued to him in respect of the conversion of his Class B common unit award granted on December 3, 2019, which was scheduled to vest as to 25% of such award on September 6, 2020, and the remainder in equal monthly installments over the remaining vesting period, which restricted shares will be fully-vested on September 6, 2023. The restricted shares are subject to accelerated vesting under the terms of Mr. Gallagher’s employment agreement, as described below.

The restricted shares were issued to Mr. Johnson in respect of the conversion of his Class B common unit award granted on January 6, 2020, which was scheduled to vest in 48 equal monthly installments over a period of four years commencing on January 6, 2020, which restricted shares will be fully-vested on January 6, 2024. The restricted shares are subject to accelerated vesting in the event of Mr. Johnson’s removal from the board without cause and upon a change in control.

In connection with the Corporate Conversion, our board of directors approved the issuance of 73,478 and 51,587 RSUs to Messrs. Gallagher and Johnson, respectively. The RSUs granted to Mr. Gallagher vested as follows: 50% of the RSUs vested on December 2, 2020, 25% of the RSUs vested on April 2, 2021, and 25% of the RSUs vested on July 2, 2021. The RSUs granted to Mr. Johnson vest as follows: 25% of the RSUs vested on December 2, 2020, 25% of the RSUs will vest on April 2, 2021, 25% of the RSUs will vest on October 2, 2021, and 25% of the RSUs will vest on April 2, 2022, subject to continued employment or service through the applicable vesting dates. Mr. Johnson’s RSUs are subject to accelerated vesting in the event of Mr. Johnson’s removal from the board without cause, upon his death or disability and upon a change in control.

Employment Agreement with Cam Gallagher

Effective October 1, 2020, we entered into an employment agreement with Mr. Gallagher effective October 1, 2020, pursuant to which Mr. Gallagher commenced employment with us as our Executive Director. In accordance with the terms of the employment agreement, Mr. Gallagher is entitled to an annual base salary of $340,000, which amount is subject to annual review by and at the sole discretion of our board of directors or its designee, and is eligible to earn an annual performance-based bonus with a target amount equal to 40% of his annual base salary.

In February 2021, Mr. Gallagher received stock options and RSU awards in recognition of his service as our Executive Director. Specifically, Mr. Gallagher received two awards of stock options to purchase 26,250 shares and 15,000, which awards will vest in 48 monthly installments and 12 monthly installments, respectively, over the corresponding period following the grant date. In addition, Mr. Gallagher received two RSU awards covering 8,750 and 5,000 shares, which awards will vest in four equal annual installments on the first four anniversaries of the grant date and on the first anniversary of the grant date, respectively.

Pursuant to his employment agreement, if we terminate Mr. Gallagher’s employment other than for cause or Mr. Gallagher terminates his employment for good reason, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to his prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for him and his eligible dependents for 12 months following his termination date. In the event such termination occurs within 18 months following a change in control of the company, Mr. Gallagher will be entitled to a lump-sum payment equal to his full target bonus for the year in which the termination occurs under clause (3), without proration. In the event of such termination at any time following a change in control, all of Mr. Gallagher’s stock awards will immediately vest in full.

In the event we terminate Mr. Gallagher’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

For purposes of Mr. Gallagher’s employment agreement, “cause” and “good reason” generally have the same meanings as set forth in the named executive officers’ employment agreements and as described above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2021 regarding common stock that may be issued under our equity compensation plans, consisting of the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and the Zentalis Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”). We do not have any non-shareholder approved equity compensation plans.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)		(B) Weighted average per share exercise price of outstanding options, warrants and rights		(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A)) (3)
Equity compensation plans approved by security holders	4,517,677	(1)	$33.97	(2)	3,956,484(3)
Equity compensation plans not approved by security holders	—		—		—
Total	4,517,677		$33.97		3,956,484

(1)    Includes 4,243,482 outstanding options to purchase common stock under the 2020 Plan and 274,195 shares of common stock underlying RSUs under the 2020 Plan.

(2)    Represents the weighted-average exercise price of outstanding options. RSUs are not taken into account for purposes of determining the weighted average exercise price.

(3)    Pursuant to the terms of the 2020 Plan, the number of shares of common stock available for issuance under the 2020 Plan automatically increases on each January 1 until and including January 1, 2030, by an amount equal to the lesser of: (a) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our board of directors. Includes 1,985,218 shares available for issuance under the 2020 ESPP as of December 31, 2021, all of which were eligible for purchase pursuant to the offering period in effect on such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 11, 2022, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 45,675,752 shares of common stock outstanding as of April 11, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 1359 Broadway, Suite 1710, New York, New York 10018. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
FMR LLC (1)	6,795,831	14.9%
T. Rowe Price Associates, Inc. (2)	4,382,881	9.6
Matrix Capital Management Master Fund, LP (3)	4,349,279	9.5
The Vanguard Group (4)	3,186,986	7.0
Avidity Partners Management LP (5)	3,022,790	6.6
Blackrock (6)	2,842,945	6.2
Tybourne Capital Management (HK) (7)	2,628,409	5.8

Named Executive Officers and Directors
Anthony Y. Sun, M.D. (8)	2,830,605	6.2%
Kevin Bunker, Ph.D. (9)	1,020,306	2.2
Alexis M. Pinto, J.D. (10)	100,808	*
Cam S. Gallagher (11)	418,884	*
Kimberly Blackwell, M.D. (12)	42,833	*
Enoch Kariuki, Pharm.D. (13)	18,667	*
Karan S. Takhar (14)	4,349,279	9.5
David M. Johnson (15)	135,959	*
Melissa B. Epperly (16)	291,593	*
Dimitris Voliotis (17)	62,770	*
All executive officers and directors as a group (10 persons) (18)	9,271,704	19.9

*Less than one percent.
(1) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. According to the cover page of the Schedule 13G/A, FMR LLC has sole voting power over 890,142 shares and sole dispositive power over 6,795,831 shares. Abigail P. Johnson has sole dispositive power over 6,795,831 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2) Based solely on a Schedule 13G filed with the SEC on February 14, 2022. T. Rowe Price Associates, Inc. beneficially owns and has the sole power to dispose of or direct the disposition of all 4,382,881 of these shares and has the sole power to vote or to direct the vote of 865,677 of these shares. The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(3) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, consists of 4,349,279 shares held by Matrix Capital Management Master Fund, LP (“Matrix Fund”). Matrix Capital Management Company LP (the “Investment Manager”) is the investment advisor to the Matrix Fund with respect to the shares directly held by the Matrix Fund. David E. Goel, serves as the Managing General Partner of the Investment Manager, with respect to the shares held by the Matrix Fund. The Investment Manager and Mr. Goel each have sole voting and dispositive power over the shares. Karan S. Takhar, a member of our board of directors, is a managing director of Matrix and may be deemed to have voting and dispositive power over the shares held by Matrix. The mailing address for Matrix is 1000 Winter Street, Suite 4500, Waltham, Massachusetts 02451.
(4) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022. The Vanguard Group has sole dispositive power over 3,097,439 shares, shared voting power over 66,971 shares and shared dispositive power over 89,547 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5) Based solely on a Schedule 13G filed with the SEC on February 1, 2022. Avidity Partners Management LP (“APM LP”), Avidity Partners Management (GP) LLC (“APM GP”), Avidity Capital Partners Fund (GP) LP (“ACPF”), Avidity Capital Partners (GP) LLC (“ACP”) share voting and dispositive power with respect to 3,022,790 shares, of which 2,445,405 shares are further subject to shared voting and dispositive power with Avidity Master Fund LP (“AMF” and, together with APM LP, APM GP, ACPF and ACP, the “Avidity Funds”). David Witzke and Michael Gregory directly or indirectly control the Avidity Funds and as a result may be deemed to have voting and dispositive power over the securities held directly by the Avidity Funds. The business address of Avidity Partners Management LP is 2828 North Harwood Street, Suite 1220, Dallas, Texas 75201.
(6) Based solely on a Schedule 13G/A filed with the SEC on February 3, 2022. BlackRock, Inc. has sole voting power over 2,818,370 shares and sole dispositive power over 2,842,945 shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(7) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Consists of shares held for the accounts of private investment funds for which Tybourne Capital Management (HK) Limited (“Tybourne HK”) serves as the investment advisor. Tybourne Capital Management Limited (“Tybourne Cayman”) serves as the manager to Tybourne Master Fund and the parent of Tybourne HK. Tybourne Kesari Limited (“Tybourne Kesari”) is the parent of Tybourne Cayman. Viswanathan Krishnan is the principal and sole shareholder of Tybourne Kesari. In such capacities, Tybourne HK, Tybourne Cayman, Tybourne Kesari and Mr. Krishnan (collectively, the “Tybourne Reporting Persons”) may be deemed to have voting and dispositive power over securities held for the private investment funds. Each of the Tybourne Reporting Persons disclaims beneficial ownership of such securities. The address of the principal business office of each of Tybourne HK and Mr. Krishnan is 30/F, AIA Central, 1 Connaught Road Central, Hong Kong, K3. The address of the registered office of each of Tybourne Cayman and Tybourne Kesari is 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.
(8) Consists of (i) 1,092,346 shares of common stock held by Dr. Sun, (ii) 321,707 shares of common stock subject to options held by Dr. Sun that are exercisable within 60 days of April 11, 2022, (iii) 103,650 shares of common stock held directly by Dr. Sun’s spouse; (iv) 106,800 shares of common stock held directly by Hao Bao Zi Trust LLC on behalf of the Hao Bao Zi Trust (the “HBZ Trust”), for which Dr. Sun’s spouse is the investment advisor with sole power to make investment decisions regarding the shares of common stock held by the HBZ Trust; (v) 62,500 shares of common held directly by Hao Jiao Zi Trust LLC on behalf of the Hao Jiao Zi Trust (the “HJZ Trust”), for which Dr. Sun’s spouse is the investment advisor with sole power to make investment decisions regarding the shares of common stock held by the HJZ Trust; (vi) 84,650 shares of common stock held by the Hu-Hu Trust (the "HH Trust"), for which Dr. Sun's spouse is the investment advisor with sole power to make investment decisions regarding the shares of common stock held by the HH Trust; (vii) 84,650 shares of common stock held by the Wang-Wang Trust (the "WW Trust"), for which Dr. Sun's spouse is the investment advisor with sole power to make investment decisions regarding the shares of common stock held by the WW Trust; and (viii) 974,302 shares of common stock held directly by Essex Group International, LLC (“Essex”), for which Dr. Sun is a managing member. Dr. Sun disclaims beneficial ownership of the Common Stock held directly by his spouse, the HBZ Trust, the HJZ Trust, the HH Trust, the WW Trust and Essex.
(9) Consists of (i) 727,567 shares of common stock held by Dr. Bunker, (ii) 157,389 shares of common stock subject to options held by Dr. Bunker that are exercisable within 60 days of April 11, 2022, (iii) 350 shares of common stock held by Dr. Bunker as UTMA custodian for his children, and (iv) 135,000 shares of common stock held by Sundog Ranch, Inc., for which Dr. Bunker and his wife serve as directors, on behalf of the Bunker Family Protection Trust, the sole shareholder of Sundog Ranch, Inc. and for which Dr. Bunker and his wife are the primary beneficiaries, which shares Dr. Bunker may be deemed to beneficially own.
(10) Consists of (i) 1,430 shares of common stock held by Ms. Pinto and (ii) 99,378 shares of common stock subject to options held by Ms. Pinto that are exercisable within 60 days of April 11, 2022.
(11) Consists of (i) 333,453 shares of common stock held by Mr. Gallagher and (ii) 85,431 shares of common stock subject to options held by Mr. Gallagher that are exercisable within 60 days of April 11, 2022.
(12) Consists of (i) 37,833 shares of common stock subject to options held by Dr. Blackwell that are exercisable within 60 days of April 11, 2022 and (ii) 5,000 shares of common stock issuable upon the settlement of restricted stock units vesting within 60 days of April 11, 2022.
(13) Consists of 18,667 shares of common stock subject to options held by Dr. Kariuki that are exercisable within 60 days of April 11, 2022.
(14) Consists of 4,349,279 shares held by Matrix, which shares Mr. Takhar may be deemed to beneficially own. See footnote (3) above.
(15) Consists of (i) 75,959 shares of common stock held by Mr. Johnson, (ii) 52,500 shares of common stock subject to options held by Mr. Johnson that are exercisable within 60 days of April 11, 2022 and (iii) 7,500 shares of common stock issuable upon the settlement of restricted stock units vesting within 60 days of April 11, 2022.
(16) Consists of 220,158 shares of common stock and 71,435 shares of common stock subject to options held by Ms. Epperly that are exercisable within 60 days of April 11, 2022.
(17) Consists of (i) 962 shares of common stock and (ii) 61,808 shares of common stock subject to options held by Mr. Voliotis that are exercisable within 60 days of April 11, 2022.
(18) Consists of (i) 8,353,056 shares of common stock, (ii) 906,148 shares of common stock subject to options that are exercisable within 60 days of April 11, 2022 and (iii) 12,500 shares of common stock issuable upon the settlement of restricted stock units vesting within 60 days of April 11, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”
Equity Financings
July 2021 Follow-On Offering
In July 2021, we completed a follow-on public offering, which resulted in the issuance and sale of 3,565,000 shares of common stock (including 465,000 shares of common stock in connection with the full exercise of the underwriters’ option to purchase additional shares) at a public offering price of $48.50 per share, generating net proceeds of $162.2 million after deducting underwriting discounts and other offering costs. The following table sets forth the number of shares of common stock purchased in our follow-on offering by holders of more than 5% of our common stock:

Participants	Total Shares Purchased	Aggregate Purchase Price (in thousands)

Greater than 5% Stockholders (1)
Avidity Partners Management LP	700,000	$33,950
T. Rowe Price Associates, Inc.	500,000	$24,250
FMR LLC	465,000	$22,553
Matrix Capital Management Master Fund, LP (2)	279,000	$13,532
The Vanguard Group	200,000	$9,700

(1) Additional details regarding certain of these stockholders and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

(2) Karan S. Takhar, a member of our board of directors, is a Managing Director of Matrix Capital Management Company, L.P.

Investors’ Rights Agreement
In September 2019, we entered into an amended and restated investors’ rights agreement, which we refer to as our Investors’ Rights Agreement, with certain of our investors, including Matrix Capital Management Master Fund, LP, a holder of more than 5% of our common stock, and Viking Global Opportunities Illiquid Investments Sub-Master LP, a former holder of more than 5% of our common stock. The Investors’ Rights Agreement imposes certain affirmative obligations on us and also grants certain rights to holders, including certain registration rights with respect to the securities held by them, certain information and observer rights, and certain additional rights.
Transactions with Recurium IP Holdings, LLC
In December 2014, and as amended and restated in December 2017 and September 2019 and as amended in May 2020, we entered into the Recurium Agreement with Recurium IP under which we were granted an exclusive worldwide license to certain intellectual property rights owned or controlled by Recurium IP. Kevin Bunker, Ph.D., our Chief Operating Officer, and Cam S. Gallagher, a member of our board of directors, currently serve as managing members of Recurium IP. Each of Dr. Bunker and Mr. Gallagher maintain an ownership interest in Recurium IP. We paid $10.0 million in milestone fees to Recurium IP in the year ended December 31, 2021.
Transactions with Tempus Labs, Inc.
In December 2020, we entered into a Master Services Agreement with Tempus Labs, Inc. (“Tempus"), pursuant to which Tempus provides data licensing and research services. Kimberly Blackwell, M.D., a member of our board of directors, currently serves as the Chief Medical Officer of Tempus. Approximately $1.0 million in fees were incurred for services performed by Tempus for the year ended December 31, 2021.

Transactions with Zentera Therapeutics
In May 2020, we entered into sublicense agreements with Zentera (the “Zentera Sublicenses”), pursuant to which we collaborate with Zentera on the development and commercialization of ZN-c3, ZN-c5 and ZN-d5, respectively, in the People’s Republic of China, Macau, Hong Kong and Taiwan (the “Zentera Collaboration Territory”). Under the terms of the Zentera Sublicenses, Zentera is responsible for the costs of developing the Collaboration Products in the Zentera Collaboration Territory, and we are responsible for the costs of developing the Collaboration Products outside the Zentera Collaboration Territory, provided that Zentera will reimburse us for a portion of its costs for global data management, pharmacovigilance, safety database management, and chemistry, manufacturing and controls activities with respect to each Collaboration Product. Anthony Y. Sun, M.D., our President and Chief Executive Officer, serves as Chief Executive Officer and a member of the board of directors of Zentera, and Kevin D. Bunker, Ph.D., our Chief Operating Officer, serves as a member of the board of directors of Zentera. Each of Drs. Sun and Bunker maintains an ownership interest in Zentera. For the year ended December 31, 2021, we provided $10.5 million of research and development services to Zentera. Prior to the deconsolidation of Zentera during July 2021, these costs were eliminated in consolidation. For the period subsequent to deconsolidation through December 31, 2021 the amounts incurred under this arrangement totaled $5.3 million. As of December 31, 2021, $2.4 million was due from Zentera under the Zentera Sublicenses.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
OTHER MATTERS
Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1359 Broadway, Suite 1710, New York, New York 10018 in writing not later than December 29, 2022.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 8, 2023 and no later than March 10, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters at the Annual Meeting
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
Zentalis’ Annual Report on Form 10-K
A copy of Zentalis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 11, 2022, without charge, upon written request addressed to:
Zentalis Pharmaceuticals, Inc.
Attention: Secretary
1359 Broadway, Suite 1710
New York, New York 10018
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.zentalis.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY

MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Alexis M. Pinto, Chief Legal Officer and Secretary
New York, New York
April 28, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZNTL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72198-P69368

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZENTALIS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.	☐	☐	☐

Nominees:

01) Cam S. Gallagher
02) Karan S. Takhar

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D72199-P69368

ZENTALIS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 8, 2022 12:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of ZENTALIS PHARMACEUTICALS, INC. hereby appoint(s) Anthony Y. Sun, M.D. and Melissa B. Epperly, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ZENTALIS PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. Eastern Time on June 8, 2022, via a live webcast at www.virtualshareholdermeeting.com/ZNTL2022, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side